Exhibit (a)(1)(ii)

KEMET CORPORATION

LETTER OF TRANSMITTAL

To Tender

2.25% Convertible Senior Notes due 2026

(CUSIP Nos. 488360 AA6 and 488360 AB4)
(the “Notes”)

Pursuant to the Offer to Purchase dated April 20, 2010

This tender offer and your withdrawal rights will expire at 11:59 p.m., New York City time, on May 17, 2010, unless extended by KEMET Corporation (such time and date, as the same may be extended, the “Expiration Date”) or unless earlier terminated by KEMET. Your acceptance of the tender offer may only be withdrawn prior to the Expiration Date under the circumstances described in the Offer to Purchase and in this Letter of Transmittal.

The information agent and depositary for the tender offer is:

D.F. KING & CO., INC.

By Registered or Certified Mail, Hand or by Overnight Courier:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Elton Bagley

Facsimile Transmission Number: (212) 809-8838 Attn: Elton Bagley	Confirm by Telephone: (212) 493-6996

DELIVERY OF THIS LETTER OF TRANSMITTAL (INCLUDING INSTRUCTIONS HERETO AND AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. IF APPLICABLE TO YOU, MAKE SURE YOU SUBMIT AN IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28% ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

To receive the purchase price, holders of Notes must tender Notes in the manner described in the Offer to Purchase, dated April 20, 2010 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) of KEMET Corporation, a Delaware corporation (“KEMET”), and this Letter of Transmittal on or before the Expiration Date.  KEMET’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn in the tender offer is conditioned upon (1) the Funding Condition and (2) the other general conditions to the tender offer set forth in the Offer to Purchase, being satisfied or waived on or prior to the Expiration Date of the tender offer. Notes tendered in the tender offer may be withdrawn at any time on or prior to the Expiration Date.

Capitalized terms defined in the Offer to Purchase and used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

A beneficial owner whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who desires to tender such Notes in this tender offer need not complete this Letter of Transmittal and must contact its nominee and instruct the nominee to tender its Notes on its behalf.

A participant through The Depository Trust Company (“DTC”) who wishes to participate in the tender offer must electronically submit its acceptance through DTC’s Automated Tender Offer Program (“ATOP”) system or complete, sign and mail or transmit this Letter of Transmittal to the information agent prior to the Expiration Date. This Letter of Transmittal need not be completed by a DTC participant tendering through ATOP. A transmission of an acceptance to DTC through ATOP shall constitute your agreement to be bound by this letter of transmittal and your acceptance that we may enforce such agreement against you. Such holders who wish to tender through DTC’s ATOP procedures should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on or before the Expiration Date.

Tenders of Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal of Notes to be effective, the information agent must receive a written or facsimile transmission containing a notice of withdrawal prior to the Expiration Date, by a properly transmitted “Request Message” through ATOP. Such notice of withdrawal must (i) specify the name of the holder who tendered the Notes to be withdrawn, (ii) contain the aggregate principal amount represented by such Notes, (iii) contain a statement that such holder is withdrawing the election to tender such holder’s Notes, and (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to KEMET that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes. Any notice of withdrawal must identify the Notes to be withdrawn, including the name and number of the account at DTC to be credited, and otherwise comply with the procedures of DTC.

Beneficial owners of Notes who are not direct participants in DTC must contact their broker, bank or other nominee or custodian to arrange for their direct participant in DTC or to submit an instruction to DTC on their behalf in accordance with its requirements. The beneficial owners of Notes that are held in the name of a broker, bank or other nominee or custodian should contact such entity sufficiently in advance of the Expiration Date if they wish to tender their Notes and ensure that the Notes in DTC are blocked in accordance with the requirements and deadlines of DTC. Such beneficial owners of the Notes should not submit such instructions directly to DTC, us or the information agent.

For a description of the procedures to be followed in order to tender Notes, see “Procedures for Tendering Notes” in the Offer to Purchase and the instructions to this Letter of Transmittal.  The instructions contained herein and in the Offer to Purchase should be read carefully before this Letter of Transmittal is completed.

The tender offer is not being made to holders of Notes in any jurisdiction in which the making or the acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.

NOTES MUST BE TENDERED BY BOOK-ENTRY TRANSFER

PLEASE COMPLETE THE FOLLOWING:

TENDER OF NOTES

Name of Tendering Institution:

Principal Amount of Notes Tendered:

DTC Participant Number:

DTC Account Number:

Transaction Code Number:

Date Tendered:

If not already printed above, the name(s) and address(es) of the participant in DTC should be printed exactly as such participant’s name appears on a security position listing as the owner of the Notes.

Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

No alternative, conditional or contingent tenders will be accepted.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to KEMET Corporation, a Delaware corporation (the “Company” or “KEMET”), upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer to Purchase (collectively, the “Offer Documents”), receipt of which is hereby acknowledged, the principal amount or amounts of Notes indicated in the table above.  The undersigned understands that terms defined in the Offer to Purchase that are used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.  The undersigned further understands that any tendered Notes may not be withdrawn after expiration of the tender offer, if the Expiration Date is not extended by us.  Thereafter, Notes not yet accepted for payment may be withdrawn at any time after June 15, 2010 (40 business days after the commencement of the tender offer).

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Notes tendered herewith in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby:

•                  sells, assigns and transfers to, or upon the order of, KEMET, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all of the Notes tendered hereby;

•                  subject to applicable law, waives, releases, forever discharges and agrees not to sue KEMET or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all rights (including without limitation, any existing or past defaults and their consequences in respect of the Notes and the indenture under which the Notes were issued (the “Indenture”)), claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether such holder may have such claims now or in the future, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the tender offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against KEMET as a result of or in any manner related to the undersigned’s purchase, ownership or disposition pursuant to the tender offer of the Notes, including without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Notes (including, without limitation, as a result of a fundamental change), to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the Indenture; and

•                  irrevocably constitutes and appoints the depositary its true and lawful agent and attorney-in-fact (with full knowledge that the information also acts as the agent of KEMET) with respect to the tendered Notes, with full power of substitution to (i) transfer ownership of such Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to, or upon the order of, KEMET and (ii) present such Notes for transfer on the books of the registrar and receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of the Offer to Purchase. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

all in accordance with the terms and conditions of the tender offer as described in the Offer to Purchase.

Tenders of Notes may be withdrawn only by written notice of withdrawal and revocation received by the depositary on or prior to the expiration of the tender offer, if the Expiration Date is not extended by us, pursuant to the terms of the Offer to Purchase.  In addition, you may also withdraw your Notes if we have not accepted your Notes for purchase by June 15, 2010 (40 business days after the commencement of the tender offer).

The undersigned understands that we will accept for purchase up to $40,500,000 in aggregate principal amount of Notes (or, if the Maximum Tender Amount is increased, the applicable Maximum Tender Amount). If Notes with aggregate principal amounts in excess of the Maximum Tender Amount are validly tendered and not validly withdrawn in connection with this tender offer, then KEMET will accept for purchase Notes that have been validly tendered and not validly withdrawn up to the Maximum Tender Amount on a pro rata basis. In such a case, the aggregate principal amount of Notes to be purchased from each holder that tenders Notes will be calculated by multiplying the aggregate principal amount of the Notes tendered by such holder by a factor equal to the applicable Maximum Tender Amount divided by the aggregate principal amount of Notes, as applicable, tendered by all holders of Notes, such that the aggregate principal amount of all Notes purchased shall not exceed the applicable Maximum Tender Amount. The amount of Notes to be purchased from each tendering Holder could be reduced by a maximum of approximately 50% (which is the pro rata reduction in the event that $81,081,000 in aggregate principal amount of the Notes are tendered).

We reserve the right to amend the Maximum Tender Amount at any time in our sole discretion, subject to compliance with applicable law, which could result in our purchasing a greater or lesser aggregate principal amount of the Notes pursuant to this tender offer. There can be no assurance that we will exercise our right to amend the Maximum Tender Amount. In the event that a pro rata reduction in the Notes to be purchased in the tender offer from any tendering holder would cause such holder to tender Notes in an integral multiple of other than $1,000, KEMET may adjust the amount of Notes to be purchased from such Holder down to the nearest multiple of $1,000.

The undersigned understands that, under certain circumstances and subject to the certain conditions specified in the Offer Documents (each of which KEMET may waive), KEMET may not be required to accept for payment any of the Notes tendered.  The undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for tender be issued in the name(s) of, and be tendered by book-entry transfer, by credit to the account of DTC. The undersigned hereby request(s) that any checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

The undersigned acknowledges and agrees that a tender of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of such Notes by KEMET will constitute a binding agreement between the undersigned and KEMET upon the terms and subject to the conditions of the Offer to Purchase and this Letter of Transmittal.  For purposes of the tender offer, the undersigned understands that KEMET will be deemed to have accepted for payment (and thereby purchased) Notes validly tendered and not validly withdrawn (or defectively tendered Notes with respect to which KEMET has waived such defect) if, as and when KEMET gives oral (promptly confirmed in writing) or written notice to the depositary of its acceptance for payment of such Notes.  The undersigned understands KEMET will deposit (or cause to be deposited on its behalf) the aggregate purchase price for the Notes accepted for purchase in the tender offer with the depositary, which will act as agent for the tendering holders for the purpose of transmitting payments to the tendering holders, and upon such deposit of the aggregate purchase price with the depositary, tendered Notes on account of which such deposit has been made will no longer be deemed to be outstanding and the holders thereof will be deemed to have irrevocably waived any rights they had or may have had thereunder.  The undersigned understands that any tendered Notes may not be withdrawn after the expiration of the tender offer, if the Expiration Date is not extended by us. Thereafter, Notes not yet accepted for payment may be withdrawn at any time after June 15, 2010 (40 business days after the commencement of the tender offer).

The undersigned understand that it is a violation of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) for a person, acting alone or in concert with others, directly or indirectly, to tender Notes for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Notes that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Notes for the purpose of tender of such Notes to KEMET within the period specified in the Offer or (b) other securities immediately convertible into, exercisable for or exchangeable into Notes that is equal to or greater than the amount tendered and, upon acceptance of such tender, will acquire such Notes by conversion, exchange or exercise thereof and will deliver or cause to be delivered such notes so acquired for the purpose of tender to KEMET within the period specified by the Offer. Rule 14e-4 under the Exchange Act also provides for a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. a tender of Notes made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to KEMET that (x) the undersigned has a “net long position” in Notes being tendered within the meaning of Rule 14e-4 under the Exchange Act and (y) such tender of Notes complies with Rule 14e-4 under the Exchange Act.

The undersigned hereby represents and warrants and covenants that:

•                  the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby;

•                  when such tendered Notes are accepted for payment and paid for by KEMET pursuant to the tender offer, KEMET will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and

•                  the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by KEMET to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and any subsequent transferees of the Notes.

In consideration for the purchase of the Notes pursuant to the tender offer, subject to applicable law, waives, releases, forever discharges and agrees not to sue KEMET or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all rights (including without limitation, any existing or past defaults and their consequences in respect of the Notes and the Indenture), claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether such holder may have such claims now or in the future, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the tender offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against KEMET as a result of or in any manner related to the undersigned’s purchase, ownership or disposition pursuant to the tender offer of the Notes, including without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Notes (including, without limitation, as a result of a fundamental change), to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the Indenture.

Without limiting the generality or effect of the foregoing, upon the purchase of Notes pursuant to the tender offer, KEMET shall obtain all rights relating to the undersigned’s ownership of Notes (including, without limitation, the right to all interest payable on the Notes) and any and all claims relating thereto.

Unless otherwise indicated herein under “A. Special Delivery Instructions,” the undersigned hereby requests that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the undersigned (and, in the case of Notes tendered by book-entry transfer, by credit to the account of DTC).  Unless otherwise indicated herein under “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “A. Special Delivery Instructions” box is completed, the undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.  The undersigned recognizes that KEMET has no obligation pursuant to the “A. Special Delivery Instructions” box to transfer any Notes from the names of the registered holder(s) thereof if KEMET does not accept for purchase any of the principal amount of such Notes so tendered or if provision for payment of any applicable transfer taxes is not made.  In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated, subject to provision for payment of any applicable taxes being made.

A. SPECIAL DELIVERY

INSTRUCTIONS

(See Instructions 1 and 6)

To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of someone other than the person(s) whose signature(s) appear within this Letter of Transmittal or sent to an address different from that show in the box entitled “Tender of Notes” within this Letter of Transmittal.

B. SPECIAL PAYMENT

INSTRUCTIONS

(See Instructions 1, 4 and 6)

To be completed ONLY if checks are to be issued payable to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Tender of Notes” within this Letter of Transmittal.

Name:
(Please Print)

Address:

DTC Account No.
(Include Zip Code)
Number of Account Party:

(Tax Identification or Social Security Number)

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering holders except holders of Notes executing the tender through DTC’s ATOP system.)

(Also complete IRS Form W-9 or applicable IRS Form W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Notes in the box above labeled “Tender of Notes”.

(Signature(s) of Record Holder(s) or Authorized Signatory)

Must be signed by the registered Holder(s) exactly as their name(s) appear(s) on a security position listing as the owner of Convertible Notes on the books of DTC or its participants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to KEMET of such person’s authority to so act. See Instruction 3.

Dated:

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

MEDALLION SIGNATURE GUARANTEE
(ONLY IF REQUIRED—SEE INSTRUCTIONS 1 AND 3)

Eligible Institution Guaranteeing Signature:

Signature:

Name:

Title:

Eligible Institution Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.     Guarantee of Signatures, All signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or FINRA, or by a commercial bank or trust company having an office or correspondent in the U.S. that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered Holder(s) (which term, for purposes of this document, shall include any participant in the DTC system whose name appears on a security position listing as the owner of Convertible Notes) tendered hereby or (ii) such Notes are tendered for the account of an Eligible Institution. See Instruction 3.

2.     Delivery of Letter of Transmittal.  This Letter of Transmittal is to be used for tenders being made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in the Offer to Purchase under the caption “Procedures for Tendering Notes” in the Offer to Purchase. A confirmation of a book-entry transfer into the depositary’s account at DTC of all Notes delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the depositary at its address set forth above prior to the Expiration Date, as it may be extended by KEMET. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; and (ii) a confirmation of a book-entry transfer into the depositary’s account at DTC of all Notes delivered by book-entry transfer together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an agent’s message and any other documents required by this Letter of Transmittal, must be received by the depositary prior to the Expiration Date, all as described in the Offer to Purchase under the caption “Procedures for Tendering Notes.”

 THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted, and tender will be accepted only in principal amounts of $1,000 or integral multiples thereof. By execution and delivery of this Letter of Transmittal (or a facsimile hereof), all tendering holders waive any right to receive any notice of the acceptance of their convertible Notes for payment.

3.     Signatures on Letter of Transmittal.  If any Notes tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.  If any Notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Notes.  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to KEMET of such person’s authority so to act must be submitted.

4.     Transfer Taxes.  Except as set forth in this Instruction 4, KEMET will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to it, or to its order, pursuant to the tender offer.  If payment is to be made to, or if Notes not tendered or purchased are to be registered in the name of, any persons other than the record holders, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the record holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

5.     Requests for Assistance or Additional Copies.  Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the information agent at its telephone number set forth on the back cover of the Offer to Purchase or the back cover of this Letter of Transmittal.  A holder may also contact the dealer manager at the address and telephone number set forth on the back cover of the Offer to Purchase, the back cover of this Letter of Transmittal or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

6.     Special Payment and Special Delivery Instructions.  Tendering holders should indicate in the applicable box or boxes the DTC account number to which a credit of Notes not tendered or not accepted for purchase delivered by book entry transfer to an account at DTC should be directed, if different from the name and address of the holder signing this Letter of Transmittal.  In the case of payment to a different name, the taxpayer identification or social security number of the person named must also be indicated.  If no instructions are given, Notes not tendered or not accepted for purchase will be directed, and checks for payment of the purchase price will be sent, to the holder of the Notes tendered.

7.     Partial Tenders.  Tenders of Notes will be accepted only in integral multiples of $1,000 principal amount.  If less than the entire principal amount of any Note is tendered, the tendering holder should fill in the principal amount tendered in the fourth column of the box entitled “Description of Notes Tendered” above.  The entire principal amount of Notes delivered to the depositary will be deemed to have been tendered unless otherwise indicated.  If the entire principal amount of all Notes is not tendered, then substitute Notes for the principal amount of Notes not tendered and purchased pursuant to the tender offer will be sent to the holder at his or her registered address, unless a different address is provided in the appropriate box in this Letter of Transmittal promptly after the delivered Notes are accepted for partial tender.

8.     Waiver of Conditions.  Subject to applicable law, KEMET reserves the right, in its sole discretion, to (1) waive any condition to the tender offer and accept all Notes previously tendered pursuant to the tender offer, (2) extend the Expiration Date and retain all Notes tendered pursuant to the tender offer, subject, however, to the withdrawal rights of holders of Notes as described in the Offer to Purchase under “Withdrawal of Tenders; Absence of Appraisal Rights,” (3) amend the terms of the tender offer in any respect and (4) terminate the tender offer and not accept for purchase any Notes upon failure of any of the conditions to the tender offer.

9.     Procedures.  To participate in the tender offer, you must validly tender your Notes to the information agent, as described below. We have not provided guaranteed delivery procedures in conjunction with the tender offer or under any of this Letter of Transmittal, the Offer to Purchase or other materials provided herewith or therewith. It is your responsibility to validly tender your Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you beneficially own Notes through an account maintained by a broker, dealer, commercial bank, trust company or other DTC participant and you desire to tender Notes, you should contact your DTC participant promptly and instruct it to tender your Notes on your behalf.

If you are a DTC participant, to participate in the tender offer, you must: (i) comply with the automated tender offer program procedures of DTC described below; or (ii) (a) complete and sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal; (b) have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and (c) mail or deliver the Letter of Transmittal or facsimile to the information agent prior to the Expiration Date.

In addition, either: (i) the information agent must receive, prior to the Expiration Date, a properly transmitted agent’s message; or (ii) the information agent must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such Notes into the information agent’s account at DTC according to the procedure for book-entry transfer described below and the Letter of Transmittal and other documents required by the Letter of Transmittal.

If a DTC participant chooses to tender by delivery of a Letter of Transmittal, to be validly tendered the information agent must receive any physical delivery of the Letter of Transmittal and other required documents at its address indicated on the back cover of this Offer to Purchase and the front cover of the Letter of Transmittal prior to the Expiration Date.

The valid tender by a holder that is not validly withdrawn prior to our acceptance of the tender will constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in this Offer to Purchase and in the Letter of Transmittal.

The method of delivery of the Letter of Transmittal and all other required documents to the information agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the information agent before the Expiration Date. You should not send the Letter of Transmittal to us.

If you have any questions or need help in tendering your Notes, please contact the information agent, whose addresses and telephone numbers are listed on the back cover page of this Letter of Transmittal.

10.   IRS Form W-9 and IRS Form W-8.  Each tendering holder (or other payee) is required (i) to provide the depositary with a valid IRS Form W-9 (in the case of a U.S. Holder) certifying that the holder (or other payee) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding (such as, in the case of a Non-U.S. Holder, providing an applicable IRS Form W-8).  Failure to provide the IRS Form W-9 (or other appropriate IRS Forms) may subject the tendering holder (or other payee) to 28% federal income tax backup withholding on any payment.

IMPORTANT TAX INFORMATION

To ensure compliance with Internal Revenue Service Circular 230, holders are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal tax law.  Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Under U.S. federal income tax laws, a holder whose tendered Notes are accepted for payment is required to provide the depositary (as payer) with a valid IRS Form W-9 or otherwise establish a basis for exemption from a 28% backup withholding tax.  Certain holders (including, among others, corporations and certain foreign persons) are exempt from these backup withholding requirements.  A foreign person, including entities, may qualify as an exempt recipient by submitting to the depositary a properly completed IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to that holder’s foreign status.  The applicable Forms and Instructions can be obtained from the IRS Website (http://www.irs.gov/app/picklist/list/formsInstructions.html).  If the depositary is not provided with a valid IRS Form W-9 (or other applicable form), payments made with respect to Notes purchased pursuant to the tender offer will be subject to a 28% backup withholding tax.  Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

Each payment in respect of accrued but unpaid interest made to a Non-U.S. Holder generally will be subject to U.S. withholding tax at a 30% rate unless such Non-U.S. Holder certifies its non-U.S. status on an IRS Form W-8BEN and certain other conditions are met.  For additional information, see “Certain United States Federal Income Tax Considerations - Tax Consequences to Tendering Non-U.S. Holders” in the Offer to Purchase.

If backup withholding applies, the depositary is required to withhold 28% of any payments made to the holder or other payee.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the requisite information is properly and timely provided.

In order to tender, a holder of Notes should tender pursuant to DTC’s Automated Tender Offer Program.

The information agent and depositary for the tender offer is:

D.F. KING & CO., INC.

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and brokers call: (212) 269-5550 (Collect)
All others call: 1-800-714-3312 (U.S. toll-free)

By Registered or Certified Mail, Hand or by Overnight Courier:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Attn: Elton Bagley

Facsimile Transmission Number:	Confirm by Telephone:
(212) 809-8838	(212) 493-6996
Attn: Elton Bagley

Any questions or requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to the information agent at its telephone number above.  A holder of Notes may also contact the dealer manager at its telephone numbers set forth below or such holder’s custodian for assistance concerning the tender offer.

The dealer manager for the tender offer is:

BofA Merrill Lynch

One Bryant Park, 10th Floor
New York, NY  10036

Attn:  Debt Advisory Services
Collect:  (646) 855-3401
U.S. Toll-Free:  (888) 292-0070